Exhibit 23.2

CALHOUN, BLAIR & ASSOCIATES

PETROLEUM CONSULTANTS

4625 GREENVILLE AVENUE, SUITE 102

DALLAS, TEXAS 75206

(214)-522-4925

FACSIMILE: (214) 346-0310

RGBLAIR@SWBELL.NET

February 28, 2008

Dorchester Minerals, L.P.

3838 Oak Lawn Avenue, Suite 300

Dallas, TX 75219

Gentlemen:

As independent petroleum consultants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-124544) of Dorchester Minerals, L.P. of our estimates of reserves, included in this Annual Report on Form 10-K, and to all references to our firm included in this Annual Report.

CALHOUN, BLAIR & ASSOCIATES

/S/ ROBERT G. BLAIR, P.E.
Robert G. Blair, P.E.
President